UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2017

MEDICAL TRANSCRIPTION BILLING, CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-192989	22-3832302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Clyde Road, Somerset, New Jersey, 08873
(Address of principal executive offices, zip code)

(732) 873-5133

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 8.01 Other Events

Pursuant to a certain assignment agreement (together with amendments, “Prudential Agreement”), MTBC Acquisition, Corp. (“MAC”), a wholly owned subsidiary of Medical Transcription Billing, Corp. (together with MAC, “MTBC”), acquired senior secured notes from The Prudential Insurance Company of America and Prudential Retirement Insurance and Annuity Company (together “Prudential”) that were secured by the assets of MediGain, LLC, a Texas limited liability company, and its affiliate Millennium Practice Management Associates, LLC, a New Jersey limited liability company (together, “MediGain”). Contemporaneous with its acquisition of the senior secured notes, MAC consummated a strict foreclosure resulting in its acquisition of substantially all of the assets of MediGain.

The total purchase price for the senior secured notes was $7,000,000. Pursuant to the Assignment Agreement, MTBC paid $2,000,000 of the purchase price at closing, leaving a balance of $5,000,000, a portion of which accrued interest. On September 28, 2017, MTBC paid Prudential $5,270,000, comprised of principal and accrued interest due related to the MediGain transaction. MTBC’s September 28th payment constituted payment in full of MTBC’s obligation to Prudential.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release, dated October 2, 2017, announcing final payment of MediGain transaction.

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SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Medical Transcription Billing, Corp.

Date: October 2, 2017	By:	/s/ Mahmud Haq
Mahmud Haq
Chairman of the Board and Chief Executive Officer

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